EXHIBIT 4.1

[Certain portions of this exhibit have been redacted pursuant to Instruction 4(a) of the Instructions as to Exhibits of Form 20-F.]

DEED

Date: 27 June 2023

Number: =140=

[National emblem of the Republic of Indonesia]

NOTARY AULIA TAUFANI, S.H.

DECREE OF THE MINISTER OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA NO.: AHU-00081.AH.02.02 TAHUN 2017 DATED: 28 DECEMBER 2017

REGISTERED AS CAPITAL MARKET SUPPORTING PROFESSION

NUMBER: STTD.N-5/PJ-1/PM.02/2023

DATE: 9 FEBRUARY 2023

MENARA SUDIRMAN 18TH FLOOR LOT ABD

JL. JEND SUDIRMAN KAV 60 JAKARTA SELATAN 12190 TEL: 5204778 FAX: 5204780 E-mail: ataufani@ataa.id
DEED OF SPIN-OFF OF INDIHOME BUSINESS SEGMENT BY PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA Tbk INTO PT TELEKOMUNIKASI SELULAR

T6’23/AP-TI (TS)

M1/AIY/xo/cd

DEED OF SPIN-OFF

OF INDIHOME BUSINESS SEGMENT BY

PERUSAHAAN PERSEROAN (PERSERO)

PT TELEKOMUNIKASI INDONESIA Tbk

INTO

PT TELEKOMUNIKASI SELULAR

Number 140.

On this day, Tuesday, twenty-seven June two thousand twenty three (27-6-2023), at 17.05 WIB (five minutes past seventeen Western Indonesian Time), appeared before me, AULIA TAUFANI, Bachelor of Law, a Notary in South Jakarta Administrative City, the appearers whose names will be mentioned below, in the presence of witnesses whose names will be mentioned at the end of this deed.

I .

Mr. RIRIEK ADRIANSYAH, xxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx President Director of the limited liability company which will be mentioned below, residing in Jakarta, xxxxxx xxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx an Indonesian citizen;

pursuant to his statement, in this regard acting in his position as stated above and therefore legally representing the Board of Directors of and as such for and on behalf of "PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA Tbk", a limited liability company established in accordance with and based on the Laws of the Republic of Indonesia, domiciled in Bandung City and having its address at Jalan Japati Nomor 1, Bandung 40133, whose articles of association have been adjusted to conform with Law Number 40 of 2007 on Limited Liability Companies, as amended by Law Number 6 of 2023 on the Stipulation of Government Regulations In Lieu of Law Number 2 of 2022 on Job Creation to become Law ("Company Law"), Law Number 19 of 2003 on State-Owned Enterprises as amended by Law Number 6 of 2023 on the Stipulation of Government Regulations in Lieu of Law Number 2 of 2022 on Job Creation to become Law and Regulation of the Capital Market and Financial Institution Supervisory Agency Number IX.J.1 on the Principles of the Articles of Association of Companies conducting Public Offerings of Equity Securities and Public Companies, as

published in State Gazette of the Republic of Indonesia dated 17 (seventeen) October 2008 (two thousand eight) Number 84, Supplement to the State Gazette Number 20155/2008;

The articles of association were subsequently amended as contained in:

-

State Gazette of the Republic of Indonesia dated 9 (nine) August 2011 (two thousand eleven) Number 63, Supplement to the State Gazette Number 23552/2011; State Gazette of the Republic of Indonesia dated 10 (ten) December 2013 (two thousand thirteen) Number 99, Supplement to the State Gazette Number 9063/ L/2013;

-

State Gazette of the Republic of Indonesia dated 1 (one) April 2014 (two thousand fourteen) Number 26, Supplement to the State Gazette Number 2990/L/2014; State Gazette of the Republic of Indonesia dated 14 (fourteen) February 2017 (two thousand seventeen) Number 13, Supplement to the State Gazette Number 2529/2017;

-	State Gazette of the Republic of Indonesia dated 14 (fourteen) August 2018 (two thousand eighteen) Number 65, Supplement to the State Gazette Number 12950/2018;

-	State Gazette of the Republic of Indonesia dated 7 (seven) August 2018 (two thousand eighteen) Number 63, Supplement to the State Gazette Number 2241/L/2018;
-

State Gazette of the Republic of Indonesia dated 21 (twenty one) August 2018 (two thousand and eighteen) Number 67, Supplement to the State Gazette Number 13713/20 subsequently the articles of association were amended as contained in deed dated 21 (twenty one) June 2019 (two thousand nineteen) Number 32, made before SHASA ADISA PUTRIANTI, Bachelor of Law, Magister of Notarial Law, substitute to Notary ASHOYA RATAM, Bachelor of Law, Magister of Notarial Law, a Notary in Jakarta, which has received approval from the Minister of Law and Human Rights of the Republic of Indonesia under Decree Letter dated 24 (twenty four) June 2019 (two thousand nineteen) Number AHU-0032595.AH.0l.02.Tahun 2019 and notification receipt on the amendment to the articles of association of which have been received and recorded in the Legal Entity Administration

System of the Ministry of Law and Human Rights of the Republic of Indonesia on 24 (twenty four) June 2019 (two thousand nineteen) Number AHU-AH. 01.03-0289820;

-

deed dated 18 (eighteen) June 2021 (two thousand twenty one) Number 35, made before Notary ASHOYA RATAM, Bachelor of Law, Magister of Notarial Law, which has received approval from the Minister of Law and Human Rights of the Republic of Indonesia under Decree Letter dated 9 (nine) July 2021 (two thousand twenty one) Number AHU-0038942.AH.01.02.TAHUN 2021 and notification receipt on the amendment to the articles of association of which have been received and recorded in the Legal Entity Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia on 9 (nine) July 2021 (two thousand twenty one) Number AHU-AH.01.03-0426883;

-

the articles of association were latest amended as contained in deed dated 22 (twenty two) June 2022 (two thousand twenty two) Number 37, made before Notary ASHOYA RATAM, Bachelor of Law, Magister of Notarial Law, which has received approval from the Minister of Law and Human

Rights of the Republic of Indonesia under Decree Letter dated 29 (twenty nine) June 2022 (two thousand twenty two) Number AHU-0044650.AH.01.02.TAHUN 2022;

-

the latest change to the composition of the Board of Directors and Board of Commissioners is as contained in deed dated 23 (twenty three) June 2023 (two thousand twenty three) Number 35, made before YUMNA SHABRINA, Bachelor of Law, Magister of Notarial Law, substitute to Notary ASHOYA RATAM, Bachelor of Law, Magister of Notarial Law, the notification receipt on the data change of which has been received and recorded in the Legal Entity Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia on June 23 (twenty three) 2023 (two thousand twenty three) Number AHU-AH.01.09-0131356 (hereinafter referred to as “TELKOM”)

-

Mr. HENDRI MULYA SYAM, xxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx President Director of limited liability company which will be mentioned below, residing in Jakarta, xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx, an Indonesian citizen;

-

pursuant to his statement, in this regard acting in his position as stated above and therefore representing the Board of Directors of and as such for and on behalf of PT TELEKOMUNIKASI SELULAR, a limited liability company established in accordance with and based on the Laws of the Republic of Indonesia, domiciled in South Jakarta and having its address at Gedung Telkom Landmark Tower Menara 1 Lantai 1-23, Jalan Gatot Subroto Kaveling 52, Kelurahan Kuningan Barat, Kecamatan Mampang Barat, South Jakarta Administrative City, the articles of association of which are contained under deed dated 25 (twenty five) May 1995 (nineteen ninety five) Number 181, made before POERBANINGSIH ADI WARSITO, Bachelor of Law, a Notary in Jakarta, which has obtained approval from the Minister of Justice of the Republic of Indonesia under Decree Letter dated 19 (nineteen) June 1995 (nineteen ninety five) Number C2-7735.HT.01.01.TH.95, which has been published in the State Gazette of the Republic of Indonesia dated 24 (twenty four) November 1995 (nineteen ninety five) Number 94, Supplement to the State Gazette Number 971;

-

The articles of association have been amended several times and subsequently entirely amended to conform with Law Number 40 of 2007 (two thousand seven) on Limited Liability Companies, as contained in deed dated 26 (twenty six) June 2008 (two thousand eight) Number 69, made before MALA MUKTI, Bachelor of Law, Lex Legibus Magister, a Notary in Jakarta, which has obtained·approval from the Minister of Law and Human Rights of the Republic of Indonesia under Decree Letter dated 30 (thirty) June 2008 (two thousand eight) Number AHU-36943.AH.01.02. Tahun 2008;

-	The Articles of Association were subsequently amended as contained in:
-

deed dated 3 (three) February 2012 (two thousand twelve) Number 11, made before Notary MALA MUKTI, Bachelor of Law, Lex Legibus Magister, the notification receipt on the amendment to the articles of association of which has been received and recorded in the Legal Entity Administration System database of Law of the Ministry of Law and Human Rights of the Republic of Indonesia on 8 (eight) February 2012 (two thousand twelve) Number AHU- AH.01.10-04319;

-

deed dated 1 (one) April 2014 (two thousand fourteen) Number 17, made before Notary MALA MUKTI, Bachelor of Law, Lex Legibus Magister, the receipt of notification on the amendment to the articles of association of which has been received and recorded in the Legal Entity Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia on 2 (two) April 2014 (two thousand fourteen) Number AHU-AH.01.10-28143;

-

the latest amendment to the articles of association is as contained in deed dated 30 (thirty) January 2023 (two thousand twenty three) Number 14, made before BONARDO NASUTION, Bachelor of Law, a Notary in Jakarta, which has obtained approval from the Minister of

Law and Human Rights of the Republic of Indonesia under Decree Letter dated 31 (thirty one) January 2023 (two thousand twenty three) Number AHU-0006614.AH.0l.02.TAHUN 2023;

-

the latest change to the composition of the Board of Directors and Board of Commissioners is as contained in deed dated 15 (fifteen) June 2022 (two thousand twenty two) Number 54, made before Notary MALA MUKTI, Bachelor of Law, Lex Legibus Magister, the notification receipt on the data change of which has been received and recorded in the Legal Entity Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia on 16 (sixteen) June 2022 (two thousand twenty two) Number AHU-AH.01.09-0022572; (hereinafter referred to as "TELKOMSEL")

(TELKOM and TELKOMSEL are collectively referred to as the “Parties” and each a “Party”). The appearers acting as stated above first explain the following matters ("PREAMBLE"):

A.

WHEREAS, TELKOMSEL is a subsidiary of TELKOM where TELKOM is the holder/owner of 118,677 (one hundred eighteen thousand six hundred seventy-seven) shares which constitute 65% (sixty five percent) of the total issued and fully paid capital of TELKOMSEL. TELKOM plans to carry out corporate restructuring and business transformation for TELKOMSEL to remain competitive and create value for customers and shareholders by expanding its reach and implementing the Fixed Mobile Convergence ("FMC") strategy to outreach to more customers in Indonesia ("Restructuring Plan")

B.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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C.

WHEREAS, both TELKOM and TELKOMSEL have fulfilled all the conditions precedent as specified in Article 5.1 in conjunction with Attachment 2 to the Conditional Spin-off Agreement, including obtaining all approvals from the Board of Commissioners and/or the General Meeting of Shareholders of each Party, therefore all forms of agreement and the binding between TELKOM and TELKOMSEL on the Spin-off must be considered valid and binding on each other.

D.	WHEREAS, TELKOM has prepared a Spin-off Plan for the Spin-off and Disclosure of Information

on the Spin-off of the IndiHome Business Segment on 6 (six) April 2023 (two thousand twenty-three). The summary of the Spin-off Plan and Disclosure of Information on the Spin-off of the IndiHome Business Segment have been announced in 1 (one) newspaper with national circulation, namely Harian Terbit, on 6 (six) April 2023 (two thousand twenty-three), 1 (one) copy of the newspaper is attached to the minutes of this deed. TELKOM has announced the Amendment and/or Supplement to the Disclosure of Information to the Public on 26 (twenty six) May 2023 (two thousand twenty three) published on the Indonesian Stock Exchange website and the TELKOM website, the print-out of which is attached to the minutes of this deed, forming an inseparable part of the announcement on the Spin-off Plan and Disclosure of Information dated 6 (six) April 2023 (two thousand twenty three) and Amendment and/or Supplement to the Disclosure of Information dated 23 (twenty three) May 2023 (two thousand twenty three) ("Spin-off Plan Announcement"), and subsequently it has also been announced to all employees of TELKOM on 6 (six) April 2023 (two thousand twenty three), the print-out of which is attached to the minutes of this deed

E.

WHEREAS, as specified in Article 127 paragraphs (4) and (5) of the Company Law, it is known that there are no objections raised by TELKOM’s creditors within the period of 14 (fourteen) days after the date of the Spin-off Plan Announcement. Therefore, TELKOM's creditors are deemed to have agreed to the Spin-off

F.

WHEREAS, the signing of this Deed is carried out after obtaining all approvals of the Resolutions of the Shareholders of TELKOM (as defined below) and Resolutions of the Shareholders of TELKOMSEL (as defined below), as well as fulfilling all the requirements specified in the applicable laws and regulations and the articles of association of each Party.

G.

WHEREAS, for tax purposes, the Spin-off referred to in this Deed is the transfer of part of the assets and liabilities to a business entity in the context of business expansion as regulated in Minister of Finance Regulation Number 52/PMK.010/2017 on the Use of Book Value in Transfer and Acquisition of

Assets in the context of Business Merger, Consolidation, Expansion or Acquisition, as lastly amended by Minister of Finance Regulation Number 56/PMK.010/2021

H.	WHEREAS, the Parties hereby agree to set out the follow-up to the implementation of the Spin-off and Conditional Spin-off Agreement in the form of this Deed (as defined below).

Based on the matters above, the Parties hereby agree to sign this Deed, and from time to time to always comply with the terms and conditions set forth in the Conditional Spin-off Agreement as follows.

ARTICLE 1
DEFINITIONS

In this Deed, the following terms have the following meanings, respectively:

1.	"Deed" means this spin-off deed as required in the Company Law in relation to the Spin-off
2.	"Transferred Assets" means TELKOM's assets in relation to the Transaction Object, assets which are stated in a separate list based on data as of 30 (thirty) June 2023 (two thousand twenty-three) as agreed by the Parties xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

3.	"BANI" has the meaning given to it in Article 13 paragraph 4(b)
4.

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5.	“FMC” has the meaning given to it in Introduction A.
6.	"Working Day" means a day on which commercial banks in Indonesia carry out their business in Jakarta which is not a Saturday, Sunday or national holiday.
7.

"TELKOM’s Shareholders Resolutions" means the Resolutions of the General Meeting of Shareholders of TELKOM on the approval of the Spin-off dated 30 (thirty) May 2023 (two thousand twenty three), as contained in Deed of Statement of Resolutions of the Annual General Meeting of Shareholders of Telkom dated 23 (twenty three) June 2023 (two thousand twenty three) Number 36, made before YUMNA SHABRINA, Bachelor of Law, Master of Notary, a substitute to Notary ASHOYA RATAM, Bachelor of Law, Magister of Notarial Law;

8.

"TELKOMSEL’s Shareholders Resolutions" means the Resolutions of the General Meeting of Shareholders of TELKOMSEL dated 21 (twenty one) June 2023 (two thousand twenty three), as contained in my deed, the Notary, dated today, which will be numbered after this deed’s number;

9.	"Customer" means all individual customers and individuals registered in TELKOM’s customer database as TELKOM’s micro business customers who subscribe to IndiHome products as follows:
a.	Internet;
b.	voice bundling (including voice only 1P) with home wi-fi access;
c.	internet protocol television (Internet Protocol Television or IPTV);
d.	over-the-top (OTT); and/or
e.	digital services, xxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
10.	"Tribunal" has the meaning given to it in Article 13 paragraph 4(b).

11.

"Transaction Object Value" means the value of the Transaction Object agreed upon by the Parties, in the amount of IDR58,249,920,571,200.00 (fifty eight trillion two hundred fourty nine billion nine hundred twenty million five hundred seventy one thousand two hundred Rupiah) taking into account the value determined by the Ruky, Safrudin & Partners Public Appraisal Services Office, based on (i) Appraisal Report Number 00039/2.0095-00/BS/09/0269/1/IV/2023 dated 4 (four) April 2023 (two thousand twenty three) as well as Appraisal Report Number 00047/2.0095-00/BS/09/0269/1/V/2023 dated 19 (nineteen) May 2023 (two thousand twenty three) regarding Business Valuation of PT Telkom Indonesia (Persero) Tbk's IndiHome Business Segment and (ii) Appraisal Report Number 00040/2.0095-00/BS/09/0269/1/IV/2023 dated 5 (five) April 2023 (two thousand twenty three) and Appraisal Report Number 00048/2.0095-00/BS/09/0269/1/V/2023 dated 19 (nineteen) May 2023 (two thousand twenty three) regarding Valuation of 100.00% of the Shares of PT Telekomunikasi Selular and Subsidiaries and the value determined by Rengganis Hamid & Partners Public Appraisal Services Office, based on (i) Appraisal Report Number 00153/2.0012-00/PI/06/0006/l/IV/2023 dated 4 (four) April 2023

(two thousand twenty three) regarding Summary Report on PT Telekomunikasi Selular’s Equity Valuation and (ii) Appraisal Report Number 00154/2.0012-00/PI/06/0006/1/IV/2023 dated 4 (four) April 2023 (two thousand twenty three) regarding Summary Report on the Valuation of the Transferred Indihome Business Unit, which will then be compensated by TELKOMSEL in the form of the issuance of new shares in the name of TELKOM as set forth in Article 6 of this Deed.

12.	"Transaction Object" means the TELKOM IndiHome business segment to Customers which includes the following:
a)	Internet;
b)	voice bundling (including voice only (1P) with home wi-fi access);
c)	internet protocol television (Internet Protocol Television or IPTV);
d)	over-the-top (OTT); and
e)	digital services, which include: (i) Customers from (a) to (e) above, (ii) Transferred Assets, (iii) Transferred Liabilities and (iv) Vendor Agreements.
13.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

14.	"Spin-off" has the meaning given to it in Preamble B.
15.	"Spin-off Plan Announcement" has the meaning given to it in Preamble D.
16.	"Conditional Spin-off Agreement" has the meaning given to it in Preamble B.
17.

"Vendor Agreement" means a contract with a vendor or TELKOM’s partner that is selected in relation to the business pertaining to the Transaction Object jointly agreed by TELKOM and TELKOMSEL, which will be transferred/novated by TELKOM to TELKOMSEL.

18.	“Restructuring Plan” has the meaning given to it in Preamble A.
19.	"Dispute" has the meaning given to it in Article 13 paragraph 4(a).
20.

"Spin-off Effective Date" means the effective date of the Spin-off starting from the date of approval and/or notification receipt (as applicable) from the Minister of Law and Human Rights of TELKOMSEL’s Shareholders Resolutions.

21.	"Company Law" means Law Number 40 of 2007 (two thousand seven) on Limited Liability Companies as amended by Law Number 6 of 2023 on the Stipulation of

Government Regulations in Lieu of Law Number 2 of 2022 on Job Creation to become Law.

ARTICLE 2
AGREEMENT ON THE SPIN-OFF

1.

TELKOM hereby consents to and agrees to carry out the Spin-off and TELKOMSEL hereby consents to and agrees to accept the Spin-off in accordance with the terms and conditions contained in this Deed xxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxx

2.

As a result of the Spin-off as specified in Article 2 paragraph 1 above, thus, xxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx starting from the Spin-off Effective Date:

(a)

All Transaction Object from the Spin-off Effective Date are transferred by law to TELKOMSEL in accordance with Article 135 paragraph (3) of the Company Law and become the rights/ownership as well as the obligation/expense of and will be carried out by and at the responsibility of TELKOMSEL as the party receiving the Transaction Object from the result of the Spin-off.

(b)	All rights, receivables, authority, debts, claims and all obligations of the Transaction

Object arising from any agreement, action or event entered into, carried out or occurring after the Spin-off Effective Date will become the responsibility of TELKOMSEL as the party receiving the Transaction Object from the result of the Spin-off.

(c)

Business activities, operational activities and business activities in relation to the Transaction Object are transferred by law to and will be carried out or undertaken by TELKOMSEL for TELKOMSEL's profits, losses and responsibilities as of the Spin-off Effective Date.

3.

In relation to the transfer of the Transaction Object by law to TELKOMSEL on the Spin-off Effective Date, all Transaction Objects are transferred by law to TELKOMSEL and will be recorded in TELKOMSEL's books.

4.

Starting from the Spin-off Effective Date, in the event that (i) a follow-up action is required as a result of the implementation of the Spin-off; or (ii) in the event that according to the applicable laws and regulations the Transaction Object is not completely or immediately able to transfer or shift to TELKOMSEL, then TELKOM and TELKOMSEL agree to take all actions necessary to complete the Spin-off including the transfer of the Transaction Object, without exception to carry out all actions or acts in any form or to prepare, sign, submit all letters, documents or deeds in any form required for administrative-related purposes or otherwise in relation to the transfer by law of the Transaction Object to TELKOMSEL for the Spin-off set forth in this Deed.

ARTICLE 3
TRANSFER OF BUSINESS ACTIVITIES

The Parties consent to and agree that starting from the Spin-off Effective Date, then, while still subject to the xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx and this Deed:

1.

All operations, undertakings, activities and business activities related to the Transaction Object are transferred by law to, and will be managed by TELKOMSEL for the profits, losses and responsibilities of TELKOMSEL as the party receiving the Transaction Object as a result of the Spin-off.

2.

All reasonable costs that arise as a result of the transfer of operations, business, and activities of the Transaction Object will be borne in accordance with the agreement xxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxx agreed and signed by the Parties.

ARTICLE 4
TRANSFER OF ASSETS

1.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxx all Transferred Assets are automatically transferred by law to TELKOMSEL on the Spin-off Effective Date.
2.

The Parties agree to take all necessary actions in accordance with applicable laws and regulations and/or policies of relevant government authorities to complete the transfer referred to in Article 4 paragraph 1, including but not limited to all preparation and signing of the relevant application for registration, agreements, deeds, letters and/or documents.

ARTICLE 5
TRANSFER OF LIABILITIES

1.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxx, all Transferred Liabilities are automatically transferred by law to TELKOMSEL on the Spin-off Effective Date.

2.

The Parties agree to take all necessary actions in accordance with applicable laws and regulations and/or policies of relevant government authorities to complete the transfer referred to in Article 5 paragraph 1, including but not limited to all preparation and signing of the relevant application for registration, agreements, deeds, letters and/or documents.

ARTICLE 6
VALUE OF TRANSACTION OBJECT

With due observance of the provisions of Articles 3, 4 and 5 of this Deed, based on the Transaction Object Value, TELKOMSEL will issue new shares issued from the portfolio (portepel) in the amount of 33,300 (thirty three thousand three hundred) new shares with each share having a nominal value IDR1,000,000.00 (one million Rupiah) or equal to a total nominal value of IDR33,300,000,000.00 (thirty-three billion three hundred million Rupiah) in the name of TELKOM. Therefore, starting from the Spin-off Effective Date, the capital structure of TELKOMSEL as a result of the Spin-off is as follows:

Authorized Capital : IDR650,000,000,000.00 (six hundred fifty billion Rupiah)

Nominal Value : IDR1,000,000.00 (one million Rupiah)

Issued and Paid-Up Capital : IDR215,870,000,000.00 (two hundred fifteen billion eight hundred seventy million Rupiah)

Composition of the Shareholders as a result of the Spin-off:

a.

TELKOM, a total of 151,977 (one hundred fifty one thousand nine hundred seventy seven) shares or with a total nominal value of IDR151,977,000,000.00 (one hundred fifty one billion nine hundred seventy seven million Rupiah);

b.

SINGAPORE TELECOM MOBILE PTE. LTD., a total of 63,893 (sixty three thousand eight hundred ninety three) shares or with a total nominal value of IDR63,893,000,000.00 (sixty three billion eight hundred ninety three million Rupiah);

ARTICLE 7
SETTLEMENT OF THE HANDLING OF LEGAL CASE AND/OR CLAIMS

The Parties declare that in the event of a legal case that may arise after the Spin-off Effective Date related to the Transaction Object, the Parties agree to handle and settle the case (including all reasonable costs incurred in handling the legal case) xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxx xxxxxxxxxx

ARTICLE 8
EMPLOYMENT RELATIONSHIP WITH EMPLOYEES

With due observance of the applicable laws and regulations, TELKOM and TELKOMSEL agree that, as of the Spin-off Effective Date of Separation, the employment relationship of TELKOM employees related to the Transaction Object agreed upon by the Parties and whose employment relationship has been agreed to be transferred, shall be transferred to and continued by TELKOMSEL as a result of the Spin-off, as agreed by TELKOM, TELKOMSEL and each employee in an employee transfer agreement.

ARTICLE 9
COSTS AND TAXES

1.

Whereas costs, fees, taxes, duties and levies and other charges which are reasonable and in accordance with applicable laws and regulations must be paid by TELKOM and TELKOMSEL in relation to the Spin-off along with all costs incurred for the preparation of this Deed will be borne in accordance with the agreement xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

2.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxx each Party is responsible for the reporting and the settlement of its own taxes arising under this Deed in accordance with the applicable laws and regulations.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES

1.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx TELKOM represents and warrants to TELKOMSEL that:
a.	All approvals required by TELKOM's articles of association as well as the applicable laws and regulations to draw up, sign and implement this Deed have been fulfilled by TELKOM.
b.

TELKOM has the authority to sign this Deed and the provisions set forth in this Deed are lawful, valid and binding on TELKOM and give rise to valid legal obligations for TELKOMSEL, in accordance with the terms and conditions in this Deed.

c.	TELKOM’s Shareholders Resolutions are valid and all resolutions adopted are valid and binding on TELKOM.

2.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx, TELKOMSEL represents and warrants to TELKOM that:
a.	All approvals required by TELKOMSEL's articles of association as well as the applicable laws and regulations to draw up, sign and implement this Deed have been fulfilled by TELKOMSEL.
b.

TELKOMSEL has the authority to sign this Deed and the provisions set forth in this Deed are lawful, valid and binding on TELKOMSEL and give rise to valid legal obligations for TELKOMSEL, in accordance with the terms and conditions in this Deed.

c.	TELKOMSEL’s Shareholders Resolutions are valid and all resolutions adopted are valid and binding on TELKOMSEL.

ARTICLE 11
PROXY/POWER TO NOTIFY OR REGISTER THE TRANSFER OF RIGHTS

1.	TELKOM hereby grants full proxy/power and authority to TELKOMSEL with the right to transfer this proxy/power to another party, or to appoint a substitute/replacement:

a.	To carry out and undertake any action or deed to notify, or obtain acknowledgment from, any party that may be determined by TELKOMSEL, regarding the legal transfer of the Transaction Object.
b.

To represent and act for and on behalf of TELKOM wherever and before anyone, or any authorized officials, bodies or agencies wherever, including (but not limited to) Land Deed Officials (PPAT) and/or other authorized land agencies or bodies in drawing up, signing and submitting/delivering all deeds, agreements or documents in any form for and in order to register the transfer of rights to goods in any form belonging to or registered in the name of TELKOM which are included in the Transaction Object as described and set forth in this Deed.

c.

To carry out and conduct all actions required or that TELKOMSEL deems necessary to do, (i) for and in order to carry out or implement TELKOM's rights, authorities and obligations in any form and under any name that TELKOM is entitled or obliged to do in or based on any agreement or event, or (ii) generally to and in order to implement the Spin-off agreed to in this Deed.

d.

For the matters mentioned above, the right to appear before any agency, official, body, person or party, wherever, prepare, sign and submit all deeds, documents, forms or letters of any kind, negotiate, prepare and sign agreements regarding or relating to all matters described in points (a), (b) and/or (c) above, including giving information, carrying out and conducting any actions or acts required or deemed necessary to be done to and in order to carry out and conduct the actions and acts authorized to be carried out and conducted in this Article, with no exceptions.

2.	The granting of proxy/power and authority as described in Article 11 paragraph 1 above shall come into effect as of the Spin-off Effective Date.
3.

All proxies/powers and authority granted by one party in this Deed to another party, is the most important and inseparable part of this Deed, which would not have been made without the granting of such proxy/power and authority, and therefore such proxy/power and authority cannot be revoked or withdrawn or revoked by the party who granted the proxy/power and authority, and also the granting of proxy/power and authority will not be terminated or end due to the occurrence or emergence of any event or situation and the Parties to this Deed hereby waive and declare that Articles 1813, 1814 and 1816 of the Indonesian Civil Code do not apply to this Deed.

ARTICLE 12
OBLIGATIONS OF THE PARTIES

Starting from the Spin-off Effective Date:

1.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx, TELKOM also must carry out all actions or acts in any form or to sign, submit all letters or documents or deeds of any form, which may be requested by TELKOMSEL and as long as the request is considered reasonable by TELKOM, for and in order to implement and perfect the Spin-off as well as the transfer by law of the Transaction Object set forth in this Deed.

2.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx TELKOMSEL must carry out all actions or acts in any form to carry out and perfect the implementation of the Spin-off as well as the transfer by law of the Transaction Object set forth in this Deed, including carrying out and/or sign any further implementation documents of this Deed as required according to the relevant laws and regulations and policies of government authorities.

ARTICLE 13
GENERAL PROVISIONS

1.	Confidentiality, Public Announcements

Except for the announcement based on any applicable laws and regulations in the jurisdiction of one of the Parties, no Party may issue a press release or make any public announcement in connection with matters in this Deed without prior written approval from the other Party, and/or if such matter is required to comply with the laws and regulations:

(a)	Each Party agrees that it will treat as confidential all information relating to:
(i)	Provisions in this Deed;
(ii)	Negotiations related to this Deed;
(iii)	The main issues in this Deed; or
(iv)	Other parties, except in cases where any disclosure of information is required by laws and regulations or other government agencies.

(b)

The Parties agree that the contents of this Deed and all information provided by one Party to the other Party in connection with this Deed or during the negotiation process regarding this Deed unless the information is necessary to carry out the Party's obligations in this Deed or where the agreement has been provided by the other Party to the disclosing Party, will be kept confidential by each Party and each of their respective affiliates, representatives, officers, advisors, agents and employees except for information that has been or becomes available to the public through publication or that is disclosed by other means that are not caused by the fault of the receiving party.

(c)

Unless and to the extent required by laws and regulations, none of the Parties will disclose or use, and the Parties will cause their affiliates, representatives, officers, advisors, employees, agents and employees not to disclose or use any confidential information given or to be given by a Party or its affiliates, representatives, officers, advisors, employees, agents and employees to the other Party or their affiliates, representatives, officers, advisors, employees, agents and employees in connection herewith, at any time or with any way.

2.	xxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

3.	Governing Law

This Deed shall be governed and construed in accordance with the laws of the Republic of Indonesia.

4. Dispute Resolution

(a)	Any dispute, disagreement or claim arising from, or related to this Deed, whether in connection with its implementation, tort or otherwise including any question regarding its existence, validity or termination ("Dispute"), will be resolved by amicable settlement by the Parties Party within 60 (sixty) calendar days after one Party notifies the other Party regarding the Dispute.

(b)

However, if the Dispute cannot be resolved amicably within the specified time period, the Dispute will be referred to and finally resolved through arbitration. Arbitration will be carried out at the Indonesian National Arbitration Board (Badan Arbitrase Nasional Indonesia) which was established in 1977 by the Indonesian Chamber of Commerce and Industry through Decree No. SKEP/152/DPH/1977 dated 30 (thirty) November 1977 (nineteen seventy-seven), currently domiciling in Jakarta and having its address at Wahana Graha Lantai 2, Jalan Mampang Prapatan Nomor 2, Jakarta 12760 (“BANI”), in accordance with BANI Rules. The Arbitration process will use Indonesian language and be held in Jakarta. The Arbitration Tribunal ("Tribunal") consists of 3 arbitrators.

(c)

Neither Party shall be entitled to bring any action in court relating to any Dispute until the matter is decided by the Tribunal as provided above and then only for enforcement of the arbitration award.

(d)

The Parties hereby agree that the arbitration award is final and binding on the Parties to the dispute. The Parties hereby agree that no Party to the Dispute has the right to bring any lawsuit or legal proceeding (other than for interim or conservation measures) until the Dispute has been determined in accordance with the arbitration procedures set forth herein and then only for enforcement of the award awarded in arbitration. The arbitration award may be rendered in any court of competent jurisdiction or a petition may be made to such court for judicial acceptance of the award and order of enforcement, as the case may be.

5.	Notifications
(a)	All notices, requests and other communications hereunder will be made in writing in Indonesian and will be deemed to have been given only if delivered personally or sent by registered post or sent by electronic mail to the Parties at the addresses listed below:

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA Tbk

Address: Telkom Landmark Tower, Menara. 2 Lantai 29 Jalan Jenderal Gatot Subroto Kaveling 52, Jakarta Selatan 12710

PT TELEKOMUNIKASI SELULAR

Address: Telkom Landmark Tower, Menara-1 Lantai 10 Jalan Jenderal Gatot Subroto Kaveling 52, Jakarta Selatan 12710

(b)	All such notices, requests and other communications shall be deemed to have been given (i) if delivered personally with written receipt, at the time of delivery, (ii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day following the date of sending, and (iii) if sent by email without proof of delivery failure, at the time of delivery by the sender (as recorded on the device sending the email). Each Party may from time to time change its address, email address or other information for the purpose of notifying that Party by providing notice stating such changes to the other Party in this Deed.

6. Anti-Corruption and Anti-Bribery

(a)

In this paragraph, all references to "Anti-Corruption Law" mean all laws relating to anti-bribery and anti-corruption laws applicable in Indonesia including but not limited to Law Number 31 of 1999 on Corruption Eradication as amended by Law Number 20 of 2001 on the Amendment to Law Number 31 of 1999 on Corruption Eradication, and all applicable anti-corruption and anti-bribery laws and regulations.

(b)	The Parties warrant that each Party and all directors and commissioners of each Party comply with the Anti-Corruption Law in force in the Republic of Indonesia.
(c)

The Parties warrant that there has never been, and/or is, a government decree or ruling, laws and regulations or investigation, inquiry based on or referring to the Anti-Corruption Law imposed on the Parties in connection with the implementation of each Party's business activities.

7. Severability and Amendment

(a)

If any of the provisions in this Deed becomes or is declared by a court ruling to be invalid or unenforceable, then the other provisions in this Deed will not be affected, and thus remain legally valid and binding on the Parties.

(b)

As soon as it is discovered that the provisions in this Deed are not valid or enforceable, the Parties will immediately replace the provisions which the court declares to be invalid and replace them with new articles.

( c)	This Deed can only be supplemented, reduced or amended with the written agreement of the Parties.
(d)

If supplements, reductions or amendments need to be made to this Deed, then these supplements, reductions or amendments must be discussed and mutually agreed upon by the Parties and such amendments, supplements or reductions will only be binding on the Parties if they have been stated in a valid document or in the form of a notarial deed in a supplement, reduction or amendment to this Deed.

The appearers known to me, the Notary.

IN WITNESS WHEREOF THIS DEED

is drawn up as minutes and signed in Jakarta, at the day and date stated at the beginning of this deed, witnessed by:

1.

Mrs. PRAWITASARI, Bachelor of Law, xxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;

2 .

Miss NADINE PRASNYA PARAMITHA, xxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;

Both of whom are known to me, the Notary, as witnesses.

After this deed is read by me, the Notary, to the appearers and witnesses, this deed is signed by the appearers, witnesses and me, the Notary.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

The minutes of this deed have been signed accordingly.

Provided for a copy with the same text.

Notary in South Jakarta City

[signed on top of stamp duty and given notary’s chop]

(AULIA TAUFANI, S.H.)

ATTACHMENT TO THE SPIN-OFF DEED

A.	LIST OF ASSETS TRANSFERRED

[Some of this part is redacted because it is part of our Trade Secret and it is not material for Investors]

5.b BRAND TRANSFER UST 2 – BRAND

No	Brand	Application No. / Registration No.	Status
1		J002013057768 / IDM000520380	Registered and valid until 3 December 2023
2		J002014043700 / IDM000684321	Registered and valid until 25 September 2024
3		J02015030927 / IDM000804319	Registered and valid until 15 July 2025
4		J002015030929 / IDM000637710	Registered and valid until 15 July 2025

No	Brand	Application No. / Registration No.	Status
5		J00201G031138 / IDM000803243	Registered and valid until 24 June 2026
6		J002016031135 / IDM000797062	Registered and valid until 24 June 2026
7		J002018065578 / IDM000790080	Registered and valid until 14 December 2028
8		JID2021045230 / IDM000983501	Registered and valid until 6 July 2031
9		JID2021071274 / IDM000998148	Registered and valid until 21 October 2031

No	Brand	Application No. / Registration No.	Status
10		JID2022004270 / IDM001030199	Registered and valid until 18 January 2032
		JID2022004284 / IDM001030193	Registered and valid until 18 January 2032
		JID2022004290 / IDM001030184	Registered and valid until 18 January 2032
11		JID2022014109 / IDM001035316	Registered and valid until 23 February 2032
		JID2022014115 / IDM001035315	Registered and valid until 23 February 2032
		JID2022014118 / IDM001048844	Registered and valid until 23 February 2032
12		J002019007121 / IDM000825150	Registered and valid until 12 February 2029
13		J002019001125 / IDM000823729	Registered and valid until 12 February 2029

No	Brand	Application No. / Registration No.	Status
14		J002019007122 / IDM000825151	Registered and valid until 12 February 2029
15		JID2023019828 (Application No.)	Application for registration is submitted on 7 March 2023

B. LIST OF TRANSFERRED PASIVA

[This part is redacted because it is part of our Trade Secret and it is not material for Investors]

C. LIST OF TRANSFERRED CUSTOMERS

[This part is redacted because it is part of our Trade Secret and it is not material for Investors]

D. LIST OF INDIHOME PRODUCTS TRANSFERRED

[This part is redacted because it is part of our Trade Secret and it is not material for Investors]